SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 23, 2004

The Bank Holdings

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-105445	90-0071778
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

9900 Double R Boulevard, Reno, Nevada 89521

(Address of Principal Executive Offices)

(775) 853-8600

(Registrant’s Telephone Number, Including Area Code)

Item 1.01.   Entry into a Material Definitive Agreement

On August 20, 2004 The Bank Holdings, Nevada Security Bank, CNA Trust Corporation and CNA Financial entered into an Agreement and Plan of Reorganization and Merger whereby upon regulatory approval, CNA Trust Corporation of Costa Mesa, California would be merged into Nevada Security Bank and be relocated to the Sacramento, California area where it would become a full service branch office of Nevada Security Bank.  At that location, it would operate as Silverado Bank, a division of Nevada Security Bank.  The merger is expected to take place in the fourth quarter of 2004, subject to all regulatory approvals.  On August 23, 2004 The Bank Holdings issued a Press Release concerning the signing of a definitive agreement to purchase CNA Trust of Costa Mesa, California.

Item 9.01   Financial Statement & Exhibits

99.1         Press Release concerning the signing of a definitive agreement to purchase CNA Trust of Costa Mesa, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Bank Holdings

Date: August 23, 2004	By:	/s/ Jack B. Buchold
Jack B. Buchold
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1         Press Release concerning the signing of a definitive agreement to purchase CNA Trust of Costa Mesa, California.